UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2013

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrants’ telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC.

Item 1.01 Entry into a Material Definitive Agreement.

Boise Inc., a Delaware corporation (the “Company”), has entered into an Agreement and Plan of Merger dated as of September 16, 2013 (the “Merger Agreement”) with Packaging Corporation of America, a Delaware corporation (“Parent”), and Bee Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), providing for the merger of Purchaser with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser is required to commence a tender offer (the “Offer”) as promptly as practicable after the date of the Merger Agreement (and in no event later than ten days after the date of the initial public announcement of the Merger Agreement) to purchase all of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”), at a price per share of $12.55 (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable tax withholding. The Offer will be scheduled to expire on the 20th business day following the commencement of the Offer unless extended in accordance with the terms of the Merger Agreement and applicable law.

The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated therein, including the Offer and the Merger, and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (the “SEC”), recommending that holders of Company Common Stock tender their shares into the Offer.

Under the terms of the Merger Agreement, the Merger shall be governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and shall be effected as soon as practicable following the consummation of the Offer.

Upon the effectiveness of the Merger (the “Effective Time”), each issued and outstanding share of Company Common Stock (except for (i) shares held by stockholders who exercise their appraisal rights under Delaware law, who shall be entitled only to such rights with respect to such shares as may be granted under the DGCL, and (ii) shares held by the Company as treasury stock, held by a subsidiary of the Company or held by Parent or Purchaser or any other direct or indirect wholly owned subsidiary of Parent, which will be cancelled without consideration) will be cancelled and converted into the right to receive the Offer Price. As of the Acceptance Time (as defined in the Merger Agreement), each compensatory option to purchase shares of Company Common Stock (each, a “Company Option”) that is outstanding and unexercised will be cancelled, and each holder thereof shall receive cash consideration equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock previously subject to such Company Option and (ii) the excess, if any, of the Offer Price over the exercise price per share of Company Common Stock previously subject to such Company Option, less any required withholding taxes. Company restricted stock units and Company performance unit awards will also be cashed out in accordance with the terms of the Merger Agreement.

Consummation of the Offer is subject to customary conditions, including, among others: (i) that Company stockholders validly tender (and not withdraw) the number of shares of Company Common Stock that, in combination with the number of shares of Company Common Stock held by Parent, Purchaser and their respective subsidiaries, represents at least a majority of the shares of Company Common Stock outstanding, on a fully diluted basis, as of the expiration of the Offer (after giving effect to the cancellation of certain equity awards pursuant to the terms of the Merger Agreement); (ii) the expiration or termination of the waiting period applicable to the consummation of the Offer or the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iii) the absence of any change, event, occurrence or development that has had or would reasonably be expected to have a material adverse effect on the Company.

Neither the Offer nor the Merger is subject to a financing condition.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of the Company’s business between the date of the Merger Agreement and the closing of the Merger.

The Company has agreed, subject to certain customary exceptions, not to solicit alternative business combination transactions. Prior to the closing of the Offer, the Board may, subject to compliance with certain obligations set forth in the Merger Agreement, (i) terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) or (ii) change its recommendation to the Company’s stockholders regarding tendering into the Offer, if the Board receives an Acquisition Proposal (as defined in the Merger Agreement) that the Board determines in good faith, after consultation with its financial advisors and legal advisors, constitutes a Superior Proposal. The Company may not change its recommendation to the Company’s stockholders or terminate the Merger Agreement with respect to an Acquisition Proposal unless the Company gives Parent certain notice that the Company intends to take such action; the Board determines in good faith, after consultation with its legal advisors, that failure to take such action would be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable law; and the Company negotiates in good faith any changes to the transaction documents offered by Parent and the Board determines that the Superior Proposal continues to constitute a Superior Proposal. The Board may also effect a change in recommendation and shall not be required to include a recommendation from the Board in the Schedule 14D-9 if, other than with respect to an Acquisition Proposal, the Board determines in good faith, after consultation with its legal advisors, that failure to do so would be inconsistent with the directors’ fiduciary duties to the stockholders of the Company under applicable law.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances relating to Acquisition Proposals, the Company will be required to pay Parent a termination fee of $44,835,000. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $30,000,000 under certain specified circumstances related to regulatory approvals. Parent will also be required to pay the Company an amount not to exceed $10,000,000 in the event that the Merger Agreement is terminated under certain circumstances. Each party also has rights to specific performance as set forth in the Merger Agreement.

The representations, warranties and covenants contained in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by matters specifically disclosed in any reports filed by the Company with the SEC prior to the date of the Merger Agreement and confidential disclosures made by the parties in connection with the Merger Agreement negotiations; (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On September 16, 2013, the Company and Parent issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, announcing that they have entered into a definitive agreement under which Parent will acquire all of the outstanding common shares of Boise for $12.55 per share in cash.

Important Information

The tender offer for the outstanding common stock of Boise Inc. has not yet commenced. This report is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Boise Inc. common stock will be made only pursuant to an offer to purchase and related materials that Parent and Purchaser intend to file with the Securities and Exchange Commission (the “SEC’). At the time the tender offer is commenced, Parent and Purchaser will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to Boise Inc. stockholders when available and may also be obtained by contacting Boise’s Investor Relations Department at 1111

West Jefferson Street, Suite 200, Boise, ID 83702, telephone number (208) 384-7141 or gregjones@boiseinc.com. In addition, all of these materials (and all other tender offer documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the acquisition and the expected timing of the completion of the transaction. When used in this document, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to the number of stockholders of the Company who may tender their stock in the tender offer, the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, and general economic and business conditions. The Company does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Risk factors that could cause actual results of the tender offer to differ materially include the following: failure to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that the Company’s businesses will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction as well as risk factors set forth above. Further information on factors that could affect the Company’s financial results is provided in documents filed by the Company with the SEC, including the Company’s recent filings on Form 10-Q and Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of September 16, 2013, by and among Packaging Corporation of America, Bee Acquisition Corporation and Boise Inc.

99.1	Press release dated September 16, 2013.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: September 17, 2013

BOISE INC.

By:	/s/ Karen E. Gowland
Name: Title:	Karen E. Gowland Senior Vice President, General Counsel and Secretary

BZ INTERMEDIATE HOLDINGS LLC

By:	/s/ Karen E. Gowland
Name: Title:	Karen E. Gowland Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of September 16, 2013, by and among Packaging Corporation of America, Bee Acquisition Corporation and Boise Inc.

99.1	Press release dated September 16, 2013.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.